Exhibit 99.2

SUPPLEMENTAL SEGMENT INFORMATION

IN THOUSANDS

(Unaudited)

	Three Months Ended				Year Ended
	August 31,	November 30,	February 28,	May 31,	May 31,
	2025	2025	2026	2026	2026
Net Sales:
CPG Segment	$851,997	$706,304	$518,531	$865,203	$2,942,035
PCG Segment	571,593	569,650	528,053	605,679	2,274,975
Consumer Segment	690,153	633,941	561,365	760,953	2,646,412

Total	$2,113,743	$1,909,895	$1,607,949	$2,231,835	$7,863,422

Income Before Income Taxes:
CPG Segment
Income Before Income Taxes (a)	$159,184	$91,007	$20,008	$162,191	$432,390
Interest (Expense), Net (b)	(1,623)	(1,871)	(1,516)	(995)	(6,005)

EBIT (c)	160,807	92,878	21,524	163,186	438,395
MAP initiatives (d)	5,180	3,500	6,701	7,236	22,617
Inventory step-up costs (e)	—	—	—	102	102
(Gain) on sale of assets and businesses, net (f)	—	(400)	—	—	(400)

Adjusted EBIT	165,987	95,978	28,225	170,524	460,714
Depreciation (j)	15,431	16,132	15,643	17,615	64,821
Amortization (k)	2,526	2,548	2,598	2,700	10,372

Adjusted EBITDA (l)	$183,944	$114,658	$46,466	$190,839	$535,907

PCG Segment
Income Before Income Taxes (a)	$86,795	$86,018	$63,345	$89,348	$325,506
Interest Income, Net (b)	1,730	1,915	1,865	1,556	7,066

EBIT (c)	85,065	84,103	61,480	87,792	318,440
MAP initiatives (d)	4,937	2,022	6,921	2,571	16,451
Inventory step-up costs (e)	—	41	101	49	191
(Gain) on acquisition earn-out fair value adjustment (g)	—	—	—	(1,710)	(1,710)
Environmental expense for a closed facility (h)	—	—	—	1,000	1,000

Adjusted EBIT	90,002	86,166	68,502	89,702	334,372
Depreciation (j)	9,382	9,381	9,545	10,121	38,429
Amortization (k)	3,032	3,134	3,216	3,340	12,722

Adjusted EBITDA (l)	$102,416	$98,681	$81,263	$103,163	$385,523

Consumer Segment
Income Before Income Taxes (a)	$108,837	$99,908	$46,306	$106,870	$361,921
Interest (Expense), Net (b)	(272)	(118)	(83)	(251)	(724)

EBIT (c)	109,109	100,026	46,389	107,121	362,645
MAP initiatives (d)	3,752	1,206	12,500	6,224	23,682
Inventory step-up costs (e)	7,117	786	—	—	7,903
(Gain) on acquisition earn-out fair value adjustments (g)	—	(12,707)	—	—	(12,707)
Property, plant and equipment impairment (i)	—	—	—	9,721	9,721

Adjusted EBIT	119,978	89,311	58,889	123,066	391,244
Depreciation (j)	13,203	13,432	13,943	14,336	54,914
Amortization (k)	5,787	5,896	6,001	5,948	23,632

Adjusted EBITDA (l)	$138,968	$108,639	$78,833	$143,350	$469,790

Corporate/Other
(Loss) Before Income Taxes (a)	$(56,769)	$(65,938)	$(60,352)	$(66,418)	$(249,477)
Interest (Expense), Net (b)	(15,757)	(17,905)	(15,034)	(16,296)	(64,992)

EBIT (c)	(41,012)	(48,033)	(45,318)	(50,122)	(184,485)
MAP initiatives (d)	2,837	3,210	6,102	5,430	17,579

Adjusted EBIT	(38,175)	(44,823)	(39,216)	(44,692)	(166,906)
Depreciation (j)	772	741	767	808	3,088
Amortization (k)	123	124	66	38	351

Adjusted EBITDA (l)	$(37,280)	$(43,958)	$(38,383)	$(43,846)	$(163,467)

TOTAL CONSOLIDATED
Income Before Income Taxes (a)	$298,047	$210,995	$69,307	$291,991	$870,340
Interest (Expense)	(29,326)	(28,005)	(26,947)	(27,266)	(111,544)
Investment Income, Net	13,404	10,026	12,179	11,280	46,889

EBIT (c)	313,969	228,974	84,075	307,977	934,995
MAP initiatives (d)	16,706	9,938	32,224	21,461	80,329
Inventory step-up costs (e)	7,117	827	101	151	8,196
(Gain) on sale of assets and businesses, net (f)	—	(400)	—	—	(400)
(Gain) on acquisition earn-out fair value adjustments (g)	—	(12,707)	—	(1,710)	(14,417)
Environmental expense for a closed facility (h)	—	—	—	1,000	1,000
Property, plant and equipment impairment (i)	—	—	—	9,721	9,721

Adjusted EBIT	337,792	226,632	116,400	338,600	1,019,424
Depreciation (j)	38,788	39,686	39,898	42,880	161,252
Amortization (k)	11,468	11,702	11,881	12,026	47,077

Adjusted EBITDA (l)	$388,048	$278,020	$168,179	$393,506	$1,227,753

(a)

The presentation includes a reconciliation of Income (Loss) Before Income Taxes, a measure defined by Generally Accepted Accounting Principles in the United States (GAAP), to EBIT, Adjusted EBIT and Adjusted EBITDA.

(b)	Interest Income (Expense), Net includes the combination of Interest Income (Expense) and Investment Income (Expense), Net.

(c)

EBIT is defined as earnings (loss) before interest and taxes, with Adjusted EBIT provided for the purpose of adjusting for items impacting earnings that are not considered by management to be indicative of ongoing operations. We evaluate the profit performance of our segments based on income before income taxes, but also look to EBIT, or adjusted EBIT, as a performance evaluation measure because Interest Income (Expense), Net is essentially related to corporate functions, as opposed to segment operations. For that reason, we believe EBIT is also useful to investors as a metric in their investment decisions. EBIT should not be considered an alternative to, or more meaningful than, income before income taxes as determined in accordance with GAAP, since EBIT omits the impact of interest and investment income or expense in determining operating performance, which represent items necessary to our continued operations, given our level of indebtedness. Nonetheless, EBIT is a key measure expected by and useful to our fixed income investors, rating agencies and the banking community all of whom believe, and we concur, that this measure is critical to the capital markets’ analysis of our segments’ core operating performance. We also evaluate EBIT because it is clear that movements in EBIT impact our ability to attract financing. EBIT may not be indicative of our historical operating results, nor is it meant to be predictive of potential future results.

(d)	Reflects restructuring and other charges, which have been incurred in relation to our Margin Achievement Plan (“MAP 2025”) and our 2026 restructuring action, together MAP Initiatives, as follows:

- MAP 2025 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to MAP 2025 totaled $8.8 million, $4.5 million, $3.0 million and $1.9 million for the quarters ended August 31, 2025, November 30, 2025, February 28, 2026 and May 31, 2026 respectively and $18.2 million for the year ended May 31, 2026. Other related expenses include inventory write-offs in connection with restructuring activities recorded in “Cost of Sales” and accelerated depreciation and amortization recorded within “Cost of Sales” or “Selling, General, & Administrative Expenses (“SG&A”)” depending on the nature of the expense.

- 2026 Restructuring and other related expense, net: Includes charges incurred related to headcount reductions and facility closures associated with the SG&A-focused optimization actions and other early stage MAP 3.0 actions recorded in “Restructuring Expense” on the Consolidated Statements of Income. Restructuring Expense related to the 2026 restructuring action totaled $16.9 million and $7.5 million for the quarters ended February 28, 2026 and May 31, 2026 respectively and $24.4 million for the year ended May 31, 2026. Other related expenses consist of higher executive departure costs, including accelerated stock compensation expense, that do not qualify as restructuring expense and are recorded within “SG&A” as well as accelerated depreciation recorded within “Cost of Sales” or “SG&A” depending on the nature of the expense. Other related expenses also includes inventory write-offs in connection with restructuring activities recorded in “Cost of Sales”.

- ERP consolidation plan: Includes expenses incurred as a result of our stated goals to consolidate over 75 ERP systems across the organization to one ERP platform per segment, as part of our overall MAP strategy as well as costs incurred for other decision support tools to facilitate our commercial initiatives related to MAP 2025 which have been incurred in all segments, as well as Corporate/Other, and have been recorded within “SG&A”.

- Professional fees: Includes expenses incurred to consolidate accounting locations, costs incurred to implement technologies and processes to drive improved data analytics/decision making and cost incurred to implement new global manufacturing methodologies with the goal of improving operating efficiency incurred within all of our segments as well as Corporate/Other and recorded within “SG&A”. All of this spend is in support of stated MAP goals with the most significant expense incurred within Corporate/Other.

- (Gain) on sale of closed facilities, net: Net gain recognized related to the sale of certain properties within the PCG and Consumer Segments which were closed as part of the MAP 2025 program.

Included below is a reconciliation of the TOTAL CONSOLIDATED MAP initiatives.

	Three Months Ended				Year Ended
	August 31, 2025	November 30, 2025	February 28, 2026	May 31, 2026	May 31, 2026
MAP 2025 Restructuring and other related expense, net	$10,599	$6,637	$3,132	$2,691	$23,059
2026 Restructuring and other related expense, net	—	—	22,110	9,972	32,082
ERP consolidation plan	2,966	4,440	3,643	2,690	13,739
Professional fees	3,141	3,201	3,229	7,749	17,320
(Gain) loss on sale of closed facilities, net	—	(4,340)	110	(1,641)	(5,871)

MAP initiatives	$16,706	$9,938	$32,224	$21,461	$80,329

(e)	Amortization of inventory fair value adjustments related to acquisitions recorded in “Cost of Sales”.

(f)	Fiscal 2026 reflects gains recorded in “SG&A” associated with the divestiture of a product line and a waterproofing services business within our CPG segment.

(g)

Fair value adjustments of the earn-out liabilities associated with the Star Brands Group acquisition, as well as one other smaller acquisition, which were recorded in “SG&A”. Management does not consider these gains to be reflective of the company’s core business operations.

(h)	Environmental remediation costs related to a facility that has not been owned or operated for approximately 25 years.

(i)

Impairment charges related to property, plant and equipment in two asset groups within the Color Group reporting unit of our Consumer segment as a result of reduced cash flow projections in the coming years due to soft end markets.

(j)

Depreciation expense includes charges to income that result from property, plant and equipment depreciation and the amortization of assets recorded under finance leases recorded within “Cost of Sales” or “Selling, General, & Administrative Expenses (“SG&A”)” depending on the nature of the expense. This excludes accelerated depreciation related to MAP initiatives.

(k)	Amortization expense includes intangible asset amortization as well as amortization of deferred cloud computing implementation costs.

(l)

Management believes that investors’ understanding of the Company’s operating performance is enhanced by the disclosure of Adjusted EBITDA, which is a non-GAAP financial measure defined as earnings (loss) before interest, taxes, depreciation and amortization adjusted for items impacting earnings that are not considered by management to be indicative of ongoing operations. We evaluate the profit performance of our segments based on income before income taxes, but also look to adjusted EBITDA, as a performance evaluation measure because Interest Income (Expense), Net is essentially related to corporate functions, as opposed to segment operations. Additionally, Adjusted EBITDA is an operating measure that provides investors with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies. For these reasons, we believe Adjusted EBITDA is also useful to investors as a metric in their investment decisions. The reader is cautioned that the Company’s Adjusted EBITDA should not be compared to other entities unknowingly. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes as determined in accordance with GAAP.